UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2007

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AMENDMENT TO CREDIT FACILITY

On November 28, 2007, Accuride Corporation (the “Company”) entered into a First Amendment (the “Amendment”) to that certain Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, made by the Company, Accuride Canada Inc., the Lenders (as defined), and Citicorp USA, Inc. (as amended, the “Credit Agreement”).

The Amendment modified certain financial covenants through 2008, including changes to the leverage, interest coverage and fixed charge coverage ratios that the Company is allowed to incur.

A copy of the Amendment is attached as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated by reference into this Item.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 above is incorporated by reference into this Item.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

                                                (d)           Exhibits.

                                                10.25       First Amendment, dated as of November 28, 2007, to the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, among Accuride Corporation, Accuride Canada Inc., the lenders party thereto, Citicorp USA, Inc., as the administrative agent for the Lenders, and the other agents parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: November 29, 2007	/s/ David K. Armstrong
David K. Armstrong
Senior Vice President / Chief Financial Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.25

First Amendment, dated as of November 28, 2007, to the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, among Accuride Corporation, Accuride Canada Inc., the lenders party thereto, Citicorp USA, Inc., as the administrative agent for the lenders, and the other agents parties thereto.